EXHIBIT 10.4

SMALL RENEWABLE GENERATOR
POWER PURCHASE AGREEMENT
BETWEEN
RTR GLOBAL INVESTMENTS, LLC
AND
PACIFIC GAS AND ELECTRIC COMPANY

PACIFIC GAS AND ELECTRIC COMPANY, a California Corporation ("PG&E" or "Buyer"), and RTR GLOBALINVESTMENTS. LLC ("Seller")I  hereby enter into this Power Purchase Agreement ("Agreement"). Seller and PG&E are sometimes referred to in this Agreement jointly as "Parties" or individually as "Party." In consideration of the mutual promises and obligations stated in this Agreement and its appendices, the Parties agree as follows:

1.	DOCUMENTS INCLUDED; DEFINED TERMS

This Agreement includes the following appendices, which are specifically incorporated herein and made a part of this Agreement.

Appendix A- Definitions

Appendix B- Initial Energy Delivery Date Confirmation Letter

Appendix C- Time of Delivery ("TOD") Periods and Factors

Appendix D- Counterparty Notification Requirements for Outage and Generation Schedule Changes

2.	SELLER'S GENERATING FACILITY, PURCHASE PRICES AND PAYMENT

2.1	Facility. This Agreement governs PG&E's purchase of energy and capacity from the electrical generating facility (hereinafter referred to as the "Facility" or "Unit") as described in this Section.

2.1.1	The Facility is located at 32982 Road 80, Visalia in Tulare County, California.

2.1.2	The Facility is described as Visalia Landfill

2.1.3	The Facility's primary fuel is engine waste heat [i.e. biogas, hydro, etc.].

2.1.4
The Facility has a nameplate rating of 815 kilowatts ("kW"), at unity power factor at 60 degrees Fahrenheit at sea level and has a primary voltage level of 13,200 kilovolts ("kV"). Seller shall not modify the Facility to increase the nameplate rating without the prior written consent of PG&E.

2.1.5	The Facility is connected to the PG&E electric system at 13.200 kV.

2.1.6	If not already capable of delivering energy on the Execution Date, the Facility's scheduled Commercial Operation Date is May 1, 2009.

2.2
Transaction. During the Delivery Term of this Agreement, as provided in Section 2.3, Seller shall sell and deliver, or cause to be delivered, and PG&E shall purchase and receive, or cause to be received, energy produced by and capacity provided from the

Facility, up to 1500 kW, at the Delivery Point, as defined pursuant to Section 5.1, pursuant to Seller's election of a (check one) ☑ full buy/sell or ☐excess sale arrangement as described in paragraphs 2.2.1 and 2.2.2 below. PG&E shall pay Seller the Contract Price, set forth in Section 2.4, in accordance with the terms hereof. In no event shall Seller have the right to procure the energy or capacity from sources other than the Facility for sale or delivery to PG&E under this Agreement or substitute such energy or capacity. PG&E shall have no obligation to receive or purchase energy or capacity from Seller prior to the Initial Energy Delivery Date, as defined in Section 2.3, or after the end of the Delivery Term, as defined in Section 2.3. The Parties agree that the execution and performance of the Parties under this Agreement shall satisfy PG&E's obligations, if any, under the Public Utility Regulatory Policies Act and its implementing regulations, i.e., 18 C.F.R. §§ 292.303.

2.2.1
Full Buy/Sell. Seller agrees to sell to PG&E the Facility's gross output in kilowatt-hours, net of Station Use and transformation and transmission losses to the Delivery Point into the PG&E system, together with all Green Attributes and Resource Adequacy Benefits. Seller shall purchase all energy required to serve the Facility's on-site load, net of station use, from PG&E pursuant to PG&E's applicable retail rate schedule.

2.2.2
Excess Sale. Seller agrees to sell to PG&E the Facility's gross output in kilowatt-hours, net of Station Use and any on-site use by Seller and transformation and transmission losses to the Delivery Point into the PG&E system. Seller agrees to convey to PG&E all Green Attributes and Resource Adequacy Benefits associated with the energy sold to PG&E.

2.3
Delivery Term. The Seller shall deliver the energy and capacity from theFacility to PG&E for a period of (check one) ☐ ten (10), ☐ fifteen (15), or ☑twenty (20) Contract Years ("Delivery Term"), which shall commence on the first date on which energy is delivered from the Facility to PG&E ("Initial Energy Delivery Date") under this Agreement and continue until the end of the last Contract Year unless terminated by the terms of this Agreement. The Initial Energy Delivery Date shall occur only when all of the following conditions have been satisfied:

(i)	the Commercial Operation Date has occurred, if the Facility was not in operation prior to the Execution Date of this Agreement;
(ii)	the Facility's status as an Eligible Renewable Energy Resource, is demonstrated by Seller's receipt of certification from the CEC and is registered in WREGIS; and
(iii)
 the Facility is registered with the California Climate Action Registry as provided in Section 5.8. As evidence of the Initial Energy Delivery Date, the Parties shall execute and exchange the "Initial Energy Delivery Date Confirmation Letter" attached hereto as Appendix B on the Initial Energy Delivery Date.

2.4
Contract Price. Once both Parties have executed this Agreement PG&E shall pay Seller for each megawatt-hour ("MWh") of energy and associated capacity delivered to PG&E during each Contract Year for the Delivery Term at the applicable Market Price Referent specified below for the Facility's actual Commercial Operation Date. Payment shall be adjusted by the appropriate Time of Delivery ("TOD") factor listed in Appendix C.

Adopted 2007 Market Price Referents1/ (Nominal -dollars/kWh)
Resource Type	10-Year	15-Year	20-Year
2008 Baseload MPR	0.09271	0.09383	0.09572
2009 Baseload MPR	0.09302	0.09475	0.09696
2010 Baseload MPR	0.09357	0.09591	0.09840
2011 Baseload MPR	0.09412	0.09696	0.09969
2012 Baseload MPR	0.09518	0.09844	0.10139
2013 Baseload MPR	0.09605	0.09965	0.10275
2014 Baseload MPR	0.09722	0.10107	0.10430
2015 Baseload MPR	0.09872	0.10274	0.10606
2016 Baseload MPR	0.10053	0.10466	0.10804
2017 Baseload MPR	0.10269	0.10685	0.11143
2018 Baseload MPR	0.10478	0.11016	0.11489
2019 Baseload MPR	0.10818	0.11370	0.11720
2020 Baseload MPR	0.11172	0.11603	0.11954

2.5
Billing. PG&E shall pay Seller by check or Automated Clearing House transfer within approximately 30 days of the meter reading date if the value of the  purchased energy in a month is at least fifty dollars ($50); if less, PG&E may pay Seller quarterly. PG&E shall have the right, but not the obligation, to read the Facility's meter on a daily basis.

_________________
1/  Note: Using 2008 as the base year, Staff calculates MPRs for 2008-2020 that reflect different project online dates. Link to 2007 MPR Model: http://www.ethree.com/MPR.html.

SUBJECT TO THE PROVISIONS OF SECTION6 (INDEMNITY), IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONSHEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDINGTHE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

8.	NOTICES

Notices shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, United States mail, overnight courier service, facsimile or electronic messaging (e-mail). Whenever this Agreement requires or permits delivery of a "notice" (or requires a Party to "notify"), the Party with such right or obligation shall provide a written communication in the manner specified below. A notice sent by facsimile transmission or email will be recognized and shall be deemed received on the Business Day on which such notice was transmitted if received before 5 p.m. Pacific prevailing time (and if received after 5 p.m., on the next Business Day) and a notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent or such earlier time as is confirmed by the receiving Party unless it confirms a prior oral communication, in which case any such notice shall be deemed received on the day sent. A Party may change its addresses by providing notice of same in accordance with this provision. All written notices shall be directed as follows:

TO PG&E:	Pacific Gas and Electric Company Attention: Manager, Contract Management 245 Market Street, Mail Code N12E San Francisco, CA 94177-0001

TO SELLER:	RTR Global Investments. LLC 15575 Los Gatos Blvd. #C Los Gatos. CA 95032-

9.	INSURANCE

9.1	General Liability Coverage.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the date of last signature provided below.

PACIFIC GAS AND ELECTRIC COMPANY
By: Roy M. Kuga Name: Roy M. Kuga Title VP. Energy Supply	Date: 7/21/08

SELLER- RTR GLOBALINVESTMENTS, LLC
By: Ralf Horn Name: Ralf Horn Title: Managing Director	Date: July 15, 2008